UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 3, 2008
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

                On December 17, 2007, Millennium Cell Inc. (the “Company”) issued 365,854 shares of its common stock to a holder of the Company’s Series C2 Convertible Preferred Stock (“Series C2 Stock”) upon such holder’s conversion of 150 shares of such stock.

On January 2, 2008, the Company issued an aggregate of 235,499 shares of its common stock to a holder of the Company’s Convertible Debentures Due February 16, 2009 upon such holder’s conversion of $100,000 principal amount of such debentures.

On January 3, 2008, the Company issued an aggregate of 1,625,000 shares of its common stock to two holders of the Company’s Series C2 Stock upon such holders’ conversion of 455 shares of such stock.  After giving effect to such conversions, there are no longer any shares of Series C2 Stock outstanding.

Additionally, on January 3, 2008, the Company issued an aggregate of 809,627 shares of its common stock to three holders of the Company’s Convertible Debentures Due February 16, 2009 upon such holders’ conversion of $256,410 principal amount of such debentures.

The shares issued upon the conversions described above were issued to existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such conversions.  Accordingly, the issuance of such shares of common stock was made pursuant to an exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.
By: /s/ John D. Giolli
Name:  John D. Giolli, CPA
                        Title: Chief Financial Officer

Date: January 4, 2008